Exhibit 4.2

LYONS BANCORP, INC.

SUPPLEMENTAL OFFERING

Your properly completed Subscription Form MUST be received by The Lyons National Bank before 5:00 p.m., Lyons, New York time on [__________], 2021

[INSERT SHAREHOLDER NAME]

[INSERT SHAREHOLDER ADDRESS]

[INSERT SHAREHOLDER CITY, STATE, ZIP]

Dear Shareholder:

This letter is being distributed by Lyons Bancorp, Inc. (“us”, “we”, “our” or the “Corporation”) in connection with the offering by the Corporation to beneficial owners of shares of our common stock, par value $0.50 per share ("Common Stock"), at an offering price of [$35 to $40] per share (the “Supplemental Offering”). This is being made in conjunction with the rights offering to holders of record of our Common Stock of one subscription right for each thirteen shares of Common Stock held by them of record (the "Rights Offering") as of 5:00 p.m., Lyons, New York time on __________ (the “Record Date”). The Rights Offering and the Supplemental Offering are described in the offering circular dated [_____________], 2021, as may be amended or supplemented from time to time (the “Offering Circular”), which is available at ____________ and at the SEC's website www.sec.gov. You should read the Offering Circular carefully in its entirety before completing and returning this Subscription Agreement.

We are offering up to an aggregate of [252,121] shares of Common Stock to be issued in the Rights Offering and Supplemental Offering. Although we are not distributing subscription rights to beneficial owners of our Common Stock, we are offering the chance to participate in the Supplemental Offering. If shares remain available for sale after the closing of the Rights Offering, the Corporation will offer and sell those remaining shares in a Supplemental Offering to beneficial owners of our shares as of the record date. We have the right to accept or reject, in our sole discretion, any orders received in the Supplemental Offering. In allocating subscriptions in the Supplemental Offering, the Corporation plans to consider the number of shares a beneficial owner would be eligible to subscribe in the Rights Offering if it were a holder of record under both the Basic Subscription Privilege and Over-Subscription Privilege (each as described in the Offering Circular).

For your information, we, or your broker or custodian, have indicated below the number of shares of Common Stock you beneficially owned as of the Record Date according the Non-Objecting Beneficial Owner list gathered by our transfer agent, or according to your broker or custodian. A sample calculation of how many shares of Common Stock a holder of record may subscribe in the Rights Offering is contained in the Offering Circular under "Questions and Answers Relating to the Rights Offering – What is the Basic Subscription Privilege?"

Number of Shares Beneficially Owned as of Record Date ____________________

Enclosed for your additional information are copies of the following documents:

• Your Subscription Election Form;

• Form W-9

• A return envelope addressed to The Lyons National Bank, acting as our Subscription Agent.

The documents listed above, and our Offering Circular, provide important additional information on the Rights Offering, the Corporation and the steps you must take if you wish to subscribe. You should read all of these documents carefully in their entirety.

In order to purchase shares of Common Stock in this offering and prior to any acceptance of any funds from you, you will be required to represent to us, to our satisfaction that you are either an accredited investor or in compliance with the 10% of net worth or annual income limitation on investment in this Rights Offering.

Actions Required

Your prompt action is requested. To subscribe, you must deliver your properly completed and signed Subscription Agreement, together with your payment in full of the total subscription amount that is required for all of the shares of Common Stock that you intend to purchase, to the Lyons National Bank, our Subscription Agent, as described further in the Offering Circular, and completed Form W-9.

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

Your properly completed and signed Subscription Agreement accompanied by signed Form W-9 and full payment of your total subscription amount must be received by The Lyons National Bank, our Subscription Agent, by no later than 5:00 p.m., Lyons, New York time, on the XXXX, 2021. Once you have submitted your subscription, you may not cancel, revoke or otherwise amend the exercise of your subscription.

Additional copies of the enclosed materials and our Offering Circular may be obtained from us by calling (315) 781-5007 or stopping by our office located at 399 Exchange Street, Geneva, New York 14456.

Sincerely,

Robert A. Schick

Chairman and President

Lyons Bancorp, Inc.

SUBSCRIPTION FORM

LYONS BANCORP, INC.

SUPPLEMENTAL OFFERING

THIS PROPERLY COMPLETED SUBSCRIPTION FORM MUST BE RECEIVED BY THE LYONS NATIONAL BANK BEFORE 5:00 P.M., LYONS, NEW YORK TIME ON [______________], 2021

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

SUBSCRIPTION AMOUNT

Indicate the number of shares and the subscription amount you wish to subscribe for:

________________________

[INSERT NUMBER OF SHARES]

times $[____] per share

$________________________

[INSERT SUBSCRIPTION AMOUNT]

(Note: Insert number of shares here that you would qualify to purchase if exercising the Basic Subscription Privilege as a holder of record).

ADDITIONAL SUBSCRIPTION AMOUNT

Indicate the number of shares and the additional subscription amount you wish to subscribe for:

________________________

[INSERT NUMBER OF SHARES]

times $[____] per share

$________________________

[INSERT ADDITIONAL SUBSCRIPTION AMOUNT]

(Note: Insert number of shares you would subscribe if a holder of record that has exercised in full the Basic Subscription Privilege and elected to exercise the Over-Subscription Privilege)

METHOD OF PAYMENT

Indicate your method of payment:

¨    Certified or cashier’s check, bank draft or money order or a personal check that clears before the expiration of the Supplemental Offering, payable to The Lyons National Bank, is enclosed in envelope provided

¨    I authorize withdrawal(s) from the following The Lyons National Bank accounts:

Account Number(s)                     Amount(s)

______________________     $ _______________

______________________     $ _______________

______________________     $ _______________

CONTACT INFORMATION

Please provide daytime and evening telephone numbers and email address where you may be contacted in the event we cannot execute your subscription as provided:

Daytime:     (_______) ______________________

Evening:     (_______) ______________________

Email: ___________________________________

STATE OF RESIDENCE	The undersigned represents and warrants that he/she/it is a resident of the State of ______________________.
BENEFICIAL OWNERSHIP REPRESENTATION	The undersigned represents that he/she/it is a beneficial owner of Common Stock of the Corporation as of the Record Date.
INVESTOR LIMITATIONS

The undersigned represents and warrants that either:

- the amount of this investment by the undersigned, together with any other amounts previously used to purchase Common Stock in this offering, does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), or revenue or net assets for the undersigned's most recently completed fiscal year end if a non-natural person, or

- the undersigned is an “accredited investor" as the term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act (see definition in the Offering Circular under the heading "Plan of Distribution – Investment Limitation")

(Check one box)

☐ Yes

☐ No

The undersigned understands that the Common Stock is not being registered under the Securities Act on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Common Stock.

The undersigned understands that the Common Stock is not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the shares are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Common Stock. The undersigned covenants not to sell, transfer or otherwise dispose of the Common Stock unless such shares have been registered under the applicable state securities laws, or an exemption from registration is available.

By executing this Subscription Form, you acknowledge receipt of the Offering Circular dated [_______], 2021, and agree to all of the terms and conditions of the offering as described in the Offering Circular with respect to the shares of Common Stock subscribed for herein (including any riders attached to the Offering Circular). You agree that once this Subscription Form is tendered to the Subscription Agent, it may not be withdrawn and that the agreement created hereby shall survive the death or disability of the undersigned. This Subscription Form is not binding on Lyons Bancorp, Inc. until accepted by Lyons Bancorp, Inc. By submitting this Subscription Form, you also certify that you are not subject to back-up withholding and that you are purchasing the Common Stock for your own account and that you have no agreement or understanding for the sale or transfer of such shares of Common Stock.

ACCEPTED AND AGREED:

Print Name:

Title:
(if applicable)

Signature:

Date:

COMPLETED SUBSCRIPTIONS SHOULD BE RETURNED TO:

The Lyons National Bank

Attn: Rights Offering Subscription

399 Exchange Street

Geneva, NY 14456

ALL CHECKS AND MONEY ORDERS SHOULD BE MADE PAYABLE TO “THE LYONS NATIONAL BANK.”

IMPORTANT INFORMATION

THE COMMON STOCK OFFERED HEREUNDER ARE NOT A DEPOSIT OR AN ACCOUNT OF OUR BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BY EXECUTING THIS SUBSCRIPTION ELECTION FORM, THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS HE, SHE OR IT MAY HAVE UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.